Exhibit 8.1

List of Principal Subsidiaries
(As of April 28, 2016)

	Subsidiaries	Place of Incorporation	Percentage of Ownership

1.	ReneSola Zhejiang Ltd., formerly known as Zhejiang Yuhui Solar Energy Source Co., Ltd.	People’s Republic of China (“PRC”)	100%
2.	Sichuan ReneSola Silicon Material Co., Ltd.	PRC	100%
3.	ReneSola Jiangsu Ltd, formerly known as Wuxi Jiacheng Solar Energy Technology Co., Ltd.	PRC	100%
4.	Zhejiang ReneSola System Integration Ltd., formerly known as Zhejiang ReneSola Photovoltaic Materials Co., Ltd.	PRC	100%
5.	Sichuan Ruiyu New Materials Technology Co., Ltd., formerly known as Sichuan Ruiyu Photovoltaic Materials Co., Ltd.	PRC	100%
6.	Sichuan Ruixin Photovoltaic Materials Co., Ltd.	PRC	100%
7.	Sichuan SiLiDe Composite Materials Co., Ltd.	PRC	100%
8.	ReneSola Shanghai Ltd.	PRC	100%
9.	ReneSola America Inc.	United States of America	100%
10.	ReneSola Singapore Pte Ltd.	Singapore	100%
11.	ReneSola Deutschland GmbH	Germany	100%
12.	ReneSola New Energy S.A.R.L	Luxemburg	100%
13.	Nove Eco Energy Eood	Bulgaria	100%
14.	MG Solar Systems Eood	Bulgaria	100%
15.	ReneSola Australia Pty Ltd.	Australia	100%
16.	ReneSola Japan Ltd.	Japan	100%
17.	Lucas Est S.R.L.	Romania	100%
18.	Ecosfer Energy S.R. L.	Romania	100%
19.	ReneSola India Private Limited	India	100%
20.	Lucas Est Korea Co., Ltd.	Korea	100%
21.	Ecosfer Energy Korea Co., Ltd.	Korea	100%
22.	ReneSola UK Limited	United Kingdom	100%
23.	ReneSola South Africa Proprietary Limited	South Africa	100%
24.	ReneSola Panama Inc.	Panama	100%
25.	ReneSola France SAS	France	100%
26.	ReneSola Italy S.R.L.	Italy	100%
27.	ReneSola Thailand Inc.	Thailand	100%
28.	ReneSola Mexico, S, de R.L de C.V.	Mexico	100%
29.	ReneSola Turkey Günes Enerjisi Teknoloji Hizmetleri Ve Ticaret L	Turkey	100%
30.	PT. ReneSola Clean Energy	Indonesia	100%
31.	ReneSola Do Brasil Comercio E Reprentacao Ltda	Brazil	100%
32.	ReneSola Engineering International Gmbh	Austria	100%
33.	ReneSola Canada Limited	Canada	100%
34.	ReneSola Investment Management Ltd	British Virgin Islands	100%
35.	ReneSola Energy, Inc.	United States of America	100%
36.	ReneSola Power, Inc.	United States of America	100%
37.	ReneSola UK Rooftop Limited	United Kingdom	100%
38.	Baynergy, LLC	United States of America	100%